Exhibit 5.2

Sphere 3D Corp.

895 Don Mills Road, Bldg. 2, Suite 900
Toronto, Ontario, M3C1W3, Canada

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States securities counsel for Sphere 3D Corp., an Ontario, Canada company (the “Company”), in connection with the preparation and filing by the Company of (i) a registration statement on Form F-3 (the “Initial Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”), including the Offering Prospectus constituting part thereof (the “Prospectus”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 26, 2021, as thereafter amended or supplemented, and (ii) a second Registration Statement on Form F-3 filed pursuant to Rule 462(b) under the Securities Act and the Rules (the “Rule 462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). The Rule 462(b) Registration Statement relates to the registration of the proposed offer and sale by the Company of (i) common shares, no par value (the “Common Shares”), (ii) preferred shares, no par value (“Preferred Shares”, and together with the Common Shares, “Equity Securities”) (iii) debt securities of the Company (the “Debt Securities”), in one or more series, (iv) warrants to purchase Equity Securities or Debt Securities (the “Warrants”) and (v) units consisting of one or more of the foregoing (the “Units”). The Common Shares, Preferred Shares, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.” The Securities being registered for sale by the Company are for a maximum aggregate offering price of $50,000,000. Such Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Prospectus will be supplemented by one or more supplements (each, a “Prospectus Supplement”).

In rendering our opinions set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents, (f) the Company’s due organization and valid existence, in good standing, under the laws of Ontario, Canada; and (g) the Company’s legal power and authority to execute, deliver and perform its obligations under the Securities.

Based upon such examination, and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that:

1. The Debt Securities, upon issuance and delivery of certificates of indebtedness or notes (or book-entry notation if uncertificated) evidencing such Debt Securities, against payment therefor of such lawful consideration as the Board of Directors of the Company (the “Board”) (or a duly authorized committee thereof) may determine, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Sphere 3D Corp.

September 2, 2021

2.  The Warrants, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Warrants, against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.  The Units, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Units, against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, to the extent such Units constitute or include Debt Securities or Warrants, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Articles of Amalgamation (the “Articles”) and Bylaws (the “Bylaws”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting agreement; (v) the total number of shares of Common Shares issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Shares that the Company is then authorized to issue under the Articles and the Bylaws; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of Debt Securities, we have further assumed that: (i) such Debt Securities shall have been issued pursuant to an indenture (individually, and as supplemented from time to time, an “Indenture”) between the Company and a trustee to be identified in the applicable Prospectus Supplement (the “Trustee”); (ii) such Indenture shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (iv) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (v) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (vi) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (vii) such Debt Securities and the related Indenture, if any, shall be governed by the laws of the State of New York.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants shall have been issued pursuant to a warrant agreement (individually, a “Warrant Agreement”) between the Company and a warrant agent to be identified in the applicable Prospectus Supplement (the “Warrant Agent”); (ii) such Warrant Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (vi) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (vii) such Warrants and the related Warrant Agreement, if any, shall be governed by the laws of the State of New York.

Sphere 3D Corp.

September 2, 2021

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture, and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement, and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

We express no opinion with respect to the enforceability of: (i) provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, or (ii) any waiver of any usury defense. This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

The foregoing opinions are limited to the laws of the State of New York and applicable federal laws of the United States of America, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pryor Cashman LLP